Exhibit 5.1

February 27, 2013

American Express Receivables Financing

    Corporation VIII LLC

200 Vesey Street

31st Floor, Room 507C

New York, New York 10285

Re:	American Express Issuance Trust II
Amendment No. 2 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Express Receivables Financing Corporation VIII LLC (the “Transferor”), a Delaware limited liability company, in connection with the preparation of Amendment No. 2 to the Registration Statement on Form S-3 being filed concurrently herewith with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and sale from time to time of series (each, a “Series”) of notes (the “Notes”) representing obligations of the American Express Issuance Trust II (the “Trust”) to which the Transferor will transfer receivables (the “Receivables”) generated from time to time in a portfolio of designated charge accounts. The Trust was formed pursuant to the Amended and Restated Trust Agreement, dated as of October 24, 2012 (as amended from time to time, the “Trust Agreement”), between the Transferor and Wilmington Trust Company. The Receivables and other Trust Assets have been and will be transferred by the Transferor to the Trust pursuant to the Transfer Agreement, dated as of October 24, 2012 (as amended from time to time, the “Transfer Agreement”), among the Transferor, the Trust and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”). Each Series of Notes will be issued and delivered in accordance with the terms of the Indenture, dated as of October 24, 2012 (as amended from time to time, the “Indenture”), and a specified Indenture Supplement (each, an “Indenture Supplement”), in each case between the Trust and the Indenture Trustee. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Transfer Agreement or, if not defined therein, in the Indenture.

We have examined such instruments, documents and records as we have deemed relevant and necessary for the purposes of our opinion expressed below. In such examination, we have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, and upon consideration of applicable law, we are of the opinion that, assuming the due execution and delivery of the Indenture and the applicable Indenture Supplement substantially in the form filed as an exhibit to the Registration Statement, upon the issuance, authentication, execution and delivery of the Notes of each Series in accordance with the provisions of such Indenture and such Indenture Supplement, against payment therefor, and upon the sale of the Notes of each Series in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP

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